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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

We consent to the incorporation by reference in this Registration Statement of JFAX.COM, Inc. on Form S-4 of our reports dated January 24, 2000 (April 5, 2000 as to Note 16) and April 5, 2000 (relating to the financial statement schedule), appearing in the Annual Report on Form 10-K of eFax.com for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
August 28, 2000